CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 65 to Registration Statement No. 002-87775 on Form N-1A of our report dated February 24, 2016, relating to the financial statements and financial highlights of the Ultra Series Fund, comprised of the Conservative Allocation Fund, Moderate Allocation Fund, Aggressive Allocation Fund, Money Market Fund, Core Bond Fund, High Income Fund, Diversified Income Fund, Large Cap Value Fund, Large Cap Growth Fund, Mid Cap Fund, Small Cap Fund, and International Stock Fund; and the Ultra Series Target Retirement Funds comprised of the Madison Target Retirement 2020 Fund, Madison Target Retirement 2030 Fund, Madison Target Retirement 2040 Fund, and Madison Target Retirement 2050 Fund, appearing in the Annual Reports on Form N-CSR of Ultra Series Fund and Ultra Series Target Retirement Funds for the years ended December 31, 2015, and to the references to us under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statement of Additional Information, which is part of such Registration Statement.

Chicago, IL
April 26, 2016